Exhibit 21.1

Euronet Worldwide, Inc. Subsidiaries

As of December 31, 2025, Euronet's wholly owned subsidiaries were:

•         Euronet Services Albania SPHK, incorporated in Albania

•         epay Australia Holdings Pty Ltd, incorporated in Australia

•         epay Australia Pty Ltd, incorporated in Australia

•         HiFX Australia Pty Ltd, incorporated in Australia

•         Pure Commerce Pty Limited, incorporated in Australia

•         RIA Financial Services Australia Pty. Ltd., incorporated in Australia

•         Euronet Services Austria GmbH, incorporated in Austria

•         RIA Financial Services Austria GmbH, incorporated in Austria

•         Euronet Middle East, WLL, incorporated in Bahrain

•         Innova Taxfree Belgium SPRL, incorporated in Belgium

•         RIA Envia Financial Services Belgium SPRL, incorporated in Belgium

•         Euronet Services EOOD, incorporated in Bulgaria

•         Telecom Net S.A. Logistica Digital, incorporated in Brazil

•         Gescoro Inc., incorporated in Canada

•         RIA Telecommunications of Canada Inc., incorporated in Canada

•         XE Corporation, incorporated in Canada

•         Ria Chile Servicios Financieros SpA, incorporated in Chile

•             CoreCard Columbia SAS incorporated in Colombia

•             Ria Colombia SEDPE SA, incorporated in Colombia

•         EFT-Usluge d.o.o., incorporated in Croatia

•         Euronet Services, Spol. s r.o., incorporated in the Czech Republic

•             Euronet Services Denmark ApS incorporated in Denmark

•         RIA Financial Services, Denmark ApS, incorporated in Denmark

•         RIA de la Hispaniola, C.porA, incorporated in Dominican Republic

•         Ria DRC SARL, incorporated in Democratic Republic of the Congo

•         RIA de Centroamerica, S.A. de C.V., incorporated in El Salvador

•             RIA Money Transfer El Salvador, S.A. de C.V.  incorporated in El Salvador

•         Euronet Services S.A., incorporated in Ecuador

•         Euronet Middle East, Africa, and Pakistan, LLC, incorporated in Egypt

•         Euronet Services Estonia OU, incorporated in Estonia

•         epay Digital SAS, incorporated in France

•         Euronet Services SAS, incorporated in France

•         Innova Tax Free France S.A.S.U., incorporated in France

•         RIA France SAS, incorporated in France

•         cadooz GmbH, incorporated in Germany

•         cadooz rewards GmbH, incorporated in Germany

•         Delta Euronet GmbH, incorporated in Germany

•         Euronet Payments Germany GmbH, incorporated in Germany

•         Innova Taxfree Germany GmbH, incorporated in Germany

•         RIA Deutschland GmbH, incorporated in Germany

•         transact Elektronische Zahlungssysteme GmbH, incorporated in Germany

•         Euronet Card Services S.A., incorporated in Greece

•         Euronet Merchant Services Payment Institution Single Member S.A., incorporated in Greece

•             Interbanking Sysytems, S.A. incorporated in Greece

•         RIA Greece Monoprosopi S.A., incorporated in Greece

•         Throo Technology, IKE, incorporated in Greece.

•         Euronet Asia Holdings Limited, incorporated in Hong Kong

•         Euronet Banktechnikai Szolgaltato Kft., incorporated in Hungary

•         Euronet Services Kft., incorporated in Hungary

•            CoreCard Software India Pvt. Ltd. incorporated in India

•         Euronet Services India Pvt. Ltd., incorporated in India

•         RIA Money Transfer Services Pvt. Ltd., incorporated in India

•         Euronet Infinitium Solutions Pvt. Ltd., incorporated in India

•         PT Euronet Technologies Indonesia, incorporated in Indonesia

•         PT Infinitium Solutions, incorporated in Indonesia

•         Euronet 360 Payments Limited, incorporated in Ireland

•         Innova Taxfree Ireland Limited, incorporated in Ireland

•         RIA Financial Services Ireland Limited, incorporated in Ireland

•         Pure-Commerce Ltd, incorporated in Isle of Man

•         Euronet Services Italia SRL, incorporated in Italy

•         Euronet Pay & Transaction Services S.R.L., incorporated in Italy

•         Innova Taxfree Italy S.R.L., incorporated in Italy

•         RIA Italia S.R.L., incorporated in Italy

•         Euronet Japan KK, incorporated in Japan

•         Ria Financial Services Japan K.K., incorporated in Japan

•Unidos Co. Ltd. Incorporated in Japan

•         Euronet Korea LLC, incorporated in Korea

•         Euronet Services Latvia SIA, incorporated in Latvia

•         Ria Lithuania UAB, incorporated in Lithuania

•         Throo Holdings Europe, UAB, incorporated in Lithuania

•         Throo Payments Europe, UAB, incorporated in Lithuania

•         UAB Euronet 360 Finance Limited, incorporated in Lithuania

•         Euronet Services Malaysia Sdn. Bhd., incorporated in Malaysia

•         IME (M) Sdn Bhd, incorporated in Malaysia

•         Infinitium Holdings Sdn. Bhd., incorporated in Malaysia

•         Infinitium Infuture Sdn. Bhd., incorporated in Malaysia

•         Infinitium Solutions, Sdn. Bhd., incorporated in Malaysia

•         Infinitium Technology Services Sdn. Bhd., incorporated in Malaysia

•         Euronet epay Mexico, S. de R.L. de C.V., incorporated in Mexico

•         Ria Mexico Solution, S. de R.L. de C.V., incorporated in Mexico

•         Ria Mexico Payment Solutions, S. de R.L. de C.V., incorporated in Mexico

•         Ria Transfers de Mexico, S. de R.L. de C.V., incorporated in Mexico

•         EFT Services Holding B.V., incorporated in the Netherlands

•         epay Netherlands B.V., incorporated in the Netherlands

•         Innova Taxfree Netherlands B.V., incorporated in the Netherlands

•         XE Europe B.V., incorporated in the Netherlands

•         RIA Financial Services Netherlands B.V., incorporated in the Netherlands

•         epay New Zealand Limited, incorporated in New Zealand

•         HiFX Limited, incorporated in New Zealand

•         RIA Financial Services New Zealand Limited, incorporated in New Zealand

•             Euronet Services MKD DOOEL Skopje incorporated in North Macedonia

•         RIA Financial Services Norway AS, incorporated in Norway

•         Euronet Technology Services, Inc., incorporated in the Philippines

•         RIA Money Transfer, Inc., incorporated in the Philippines

•         CT202 Spółka z o.o., incorporated in Poland

•         Euronet Polska Spolka z o.o., incorporated in Poland

•         MT101 Spółka z o.o., incorporated in Poland

•         Euronet EFT Services Portugal Unipessoal, LDA, incorporated in Portugal

•         Innova Tax Free Portugal Unipessoal Lda, incorporated in Portugal

•         RIA (Portugal), Unispessoal L.D.A., incorporated in Portugal

•         RIA Financial Services Puerto Rico, Inc., incorporated in Puerto Rico

•             CoreCard SRL incorporated in Romania

•         Euronet Services S.R.L., incorporated in Romania

•         Euronet Services O.O.O., incorporated in Russia

•         Ria Financial Services Senegal S.A., incorporated in Senegal

•         Euronet Services d.o.o., incorporated in Serbia

•         Euronet Services Singapore Pte Ltd., incorporate in Singapore

•         Infinitium Holdings Pte. Ltd., incorporated in Singapore

•         Infinitium Solutions Pte. Ltd., incorporated in Singapore

•         Pure Processing Pte. Ltd., incorporated in Singapore

•         RIA Financial Services Singapore Pte. Ltd., incorporated in Singapore

•         Euronet Services Slovakia, spol. s r.o., incorporated in Slovakia

•         Euronet Business Holdings, S.L.U., incorporated in Spain

•         Euronet Services Iberia S.L., incorporated in Spain

•         Euronet Telerecarga, S.L.U., incorporated in Spain

•         Innova Magazine S.L., incorporated in Spain

•         Innova Taxfree Group, S.L., incorporated in Spain

•         Innova Taxfree Spain, S.L., incorporated in Spain

•         RIA Payment Institution EP, S.A.U., incorporated in Spain

•         Sikhona Forex (RF) (Pty) Limited, incorporated in South Africa

•             SFX Dealing Room (Pty) Ltd. Incorporated in South Africa

•         RIA Financial Services Sweden AB, incorporated in Sweden

•         Euronet Services Schweiz GmbH, incorporated in Switzerland

•         RIA Financial Services GmbH, incorporated in Switzerland

•         Euronet Elektronik Islem Hizmetleri Limited Sirketi, incorporated in Turkey

•         Euronet Ukraine LLC, incorporated in Ukraine

•             CoreCard Software DMCC, incorporated in United Arab Emirates

•         epay Digital Middle East FZ-LLC, incorporated in United Arab Emirates

•         Euronet Gulf FZ-LLC, incorporated in United Arab Emirates

•         epay Ltd, incorporated in United Kingdom

•         Euronet (London) UK Holdings Limited, incorporated in United Kingdom

•         Euronet 360 Finance Limited, incorporated in United Kingdom

•         Euronet Payment Services Ltd, incorporated in United Kingdom

•         HiFM Holdings Limited, incorporated in United Kingdom

•         HiFM Limited, incorporated in United Kingdom

•         HiFX Europe Limited, incorporated in United Kingdom

•         Innova Tax Free (UK) Limited, incorporated in United Kingdom

•         RIA Financial Services Limited, incorporated in United Kingdom

•         YourCash Europe Limited, incorporated in United Kingdom

•         YourCash Solutions Limited, incorporated in United Kingdom

•         YourCash Holdings Limited, incorporated in United Kingdom

•         YourCash ATM Systems Limited, incorporated in United Kingdom

•         YourCash Limited, incorporated in United Kingdom

•             CoreCard Corporation incorporated in Georgia, U.S.A

•         Dolphin Debit Access, LLC, incorporated in Texas, U.S.A.

•            CoreCard Software, Inc. incorporated in Delaware, U.S.A

•         EFT Americas, Inc., incorporated in Delaware, U.S.A.

•         Euronet Pakistan Holdings Inc., incorporated in Delaware, U.S.A.

•         Euronet USA, LLC, incorporated in Arkansas, U.S.A.

•         Dandelion Payments, Inc., incorporated in Kansas, U.S.A.

•         PaySpot, LLC, incorporated in Kansas, U.S.A.

•         RIA Envia, LLC, incorporated in Kansas, U.S.A.

•         RIA Telecommunications of New York, Inc., incorporated in New York, U.S.A.

•         Telecomnet LLC, incorporated in Delaware, U.S.A.

•         Euronet Services LLC, incorporated in Kansas, U.S.A.

•         Euronet Vietnam Company Limited, incorporated in Vietnam

As of December 31, 2025, Euronet also had shareholdings in the following companies that are not wholly owned:

•              Cashlink Bangladesh Ltd., incorporated in Bangladesh, of which 10% is owned by EFT Services Holding B.V.

•              HISPRONET Latam ATM Solutions DR S.A., incorporated in Dominican Republic of which 99% is owned by Latam ATM Solutions, S.L. and 0.51% by EFT Services Holding B.V.

•              Euronet Pakistan (Pvt.) Limited, incorporated in Pakistan, incorporated in Pakistan, of which 70% is owned by Euronet Pakistan Holdings, Inc.

•              Ria Money Transfer Panama S. de R.L. incorporated in Panama of which 99% is owned by Euronet Business Holdings SLU

•              HISPRONET Latam ATM Solutions Peru, S.A.C., incorporated in Peru of which 99.8% is owned by Latam ATM Solutions, S.L. and 0.1% by EFT Services Holding B.V.

•              Latam ATM Solutions, S.L., incorporated in Spain, of which 51% is owned by EFT Services Holding B.V.

•              Marker Trax, LLC incorporated in Nevada, incorporated in the U.S.A., of which 4.95% is owned by Euronet Worldwide, Inc.

•              Marker Trax Digital, LLC incorporated in Nevada, incorporated in the U.S.A., of which 4.95% is owned by Euronet Worldwide, Inc.

•              KOIN Mobile, LLC incorporated in Nevada, incorporated in the U.S.A., of which 4.95% is owned by Euronet Worldwide, Inc.